Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

Strong Revenue Growth Drives Double-Digit Increase to Earnings in Fourth Quarter and Full Year
ATLANTA, GEORGIA, February 14, 2024: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported financial results for the fourth quarter and full year of 2023.

2023 Fourth Quarter Highlights
(All comparisons against the fourth quarter of 2022 unless otherwise noted.)

•Revenues increased 14% to $754 million. Organic revenues* increased over 7% and acquisition-related revenue increased approximately 7%.
•Operating income increased 16% to $139 million. Operating margin increased 30 basis points to 18.4% of revenue. Adjusted operating income* increased 20% to $144 million. Adjusted operating income margin* increased 100 basis points to 19.1% of revenue. Adjusted EBITDA* increased 14% to $167 million. Adjusted EBITDA margin* was 22.1%, flat versus last year due to lower non-operational gains included in other income associated with vehicle and property sales.
•Net income increased 29% to $109 million. Adjusted net income* increased 20% to $101 million.
•EPS increased 29% to $0.22 per diluted share. Adjusted EPS* increased 24% to $0.21 per diluted share.
•Operating cash flow increased 24% to $153 million. During the quarter, the Company invested $18 million in acquisitions, $11 million in capital expenditures, and paid dividends totaling $73 million.

2023 Full Year Highlights
(All comparisons against the full year 2022 unless otherwise noted.)

•Revenues increased 14% to $3.1 billion. Organic revenues* increased over 8% while acquisition-related revenue increased nearly 6%.
•Operating income increased 18% to $583 million. Operating margin increased 70 basis points to 19.0% of revenue. Adjusted operating income* increased 22% to $604 million. Adjusted operating income margin* increased 140 basis points to 19.7%. Adjusted EBITDA* increased 18% to $698 million and Adjusted EBITDA margin* was 22.7%, up 70 basis points.
•Net income increased 18% to $435 million. Adjusted net income* increased 19% to $439 million.
•EPS increased 19% to $0.89 per diluted share. Adjusted EPS* increased 20% to $0.90 per diluted share.
•Operating cash flow increased 13% to $528 million. For the full year, the Company invested $367 million in acquisitions, $32 million in capital expenditures, paid dividends totaling $264 million and repurchased $300 million of its stock.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.
2024 Outlook
For 2024, the Company anticipates:
•The underlying health of core pest control markets, as well as Rollins’ ongoing commitment to operational execution, should support another year of strong organic growth, further complemented by a strategic and disciplined approach to acquisitions.
•A focus on pricing, ongoing modernization efforts, and a culture of continuous improvement should support healthy incremental margins.
•Compounding cash flow and strong balance sheet should continue to enable a balanced capital allocation strategy.

Management Commentary
"Our team delivered a strong finish in the fourth quarter as we achieved record revenue and a healthy margin profile for the full year," said Jerry Gahlhoff, Jr., President and CEO. "Organic growth remains strong while we continue to be active on the acquisition front. As we look to 2024, demand for our services is solid and our pipeline for acquisitions is robust. We are well positioned for continued growth and remain focused on continuous improvement initiatives to enhance profitability across our business” Mr. Gahlhoff added.

"It was encouraging to see the strong quarterly and full year growth in revenue, cash flow and profitability. We delivered double-digit revenue and cash flow growth, as well a 70 basis point improvement in operating margins for 2023," said Kenneth Krause, Executive Vice President, CFO and Treasurer. “Additionally, we continued to execute a balanced capital allocation program, deploying nearly $1 billion of capital in 2023, with a focus on investing for growth while returning cash to shareholders through a growing dividend and share repurchases,” Mr. Krause concluded.
Three and Twelve Months Ended Financial Highlights

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
(in thousands, except per share data and margins)	2023	2022	$	%	2023	2022	$	%
GAAP Metrics
Revenues	$754,086	$661,390	$92,696	14.0%	$3,073,278	$2,695,823	$377,455	14.0%
Gross profit (1)	$383,781	$333,777	$50,004	15.0%	$1,603,407	$1,387,424	$215,983	15.6%
Gross profit margin (1)	50.9%	50.5%	40 bps		52.2%	51.5%	70 bps
Operating income	$139,073	$119,916	$19,157	16.0%	$583,226	$493,388	$89,838	18.2%
Operating income margin	18.4%	18.1%	30 bps		19.0%	18.3%	70 bps
Net income	$108,803	$84,269	$24,534	29.1%	$434,957	$368,599	$66,358	18.0%
EPS	$0.22	$0.17	$0.05	29.4%	$0.89	$0.75	$0.14	18.7%
Operating cash flow	$152,825	$123,392	$29,433	23.9%	$528,366	$465,930	$62,436	13.4%

Non-GAAP Metrics
Adjusted operating income (2)	$144,339	$119,916	$24,423	20.4%	$604,217	$493,388	$110,829	22.5%
Adjusted operating margin (2)	19.1%	18.1%	100 bps		19.7%	18.3%	140 bps
Adjusted net income (2)	$101,226	$84,269	$16,957	20.1%	$439,080	$368,599	$70,481	19.1%
Adjusted EPS (2)	$0.21	$0.17	$0.04	23.5%	$0.90	$0.75	$0.15	20.0%
Adjusted EBITDA (2)	$166,676	$145,946	$20,730	14.2%	$697,958	$592,881	$105,077	17.7%
Adjusted EBITDA margin (2)	22.1%	22.1%	0 bps		22.7%	22.0%	70 bps
Free cash flow (2)	$141,639	$115,685	$25,954	22.4%	$495,901	$435,302	$60,599	13.9%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.
About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 19,000 employees from more than 800 locations. Rollins is parent to Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Fox Pest Control, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

FORWARD-LOOKING STATEMENTS

Statements made in this press release and on our earnings call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties concerning the business and financial results of Rollins, Inc. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. The words “may,” “should,” “will,” “expect,” “believe,” “anticipate,” “intend,” “seek,” “project,” “estimate,” “focus,” “plan,” “continue,” “likely,” “design,” “strategies,” “outlook,” “trend,” the negative of such terms and different forms thereof (e.g., different tenses or number or principle parts, as well as gerunds and other parts of speech such as adjectives, adverbs and nouns derived therefrom), and similar expressions generally identify forward-looking statements.

Such forward-looking statements include, but are not limited to, statements regarding the Company’s belief that: the underlying health of core pest control markets as well as Rollins’ ongoing commitment to operational execution, further complemented by a strategic and disciplined approach to acquisitions, will support another year of strong organic growth, that organic growth remains strong, the Company will continue to focus on a strategic and disciplined approach to acquisitions, the Company’s focus on pricing, modernization efforts and a culture of continuous improvement should support healthy incremental margins, the Company’s compounding cash flow and strong balance sheet should continue to enable a balanced capital allocation strategy, the demand for the Company’s services is solid, the Company’s pipeline for acquisitions remains robust, the Company remains well positioned for continued growth, and the Company is focused on continuous improvement initiatives that will enhance profitability.

Forward-looking statements are based on information available at the time those statements are made. These statements are not guarantees of future performance and are subject to risks and uncertainties beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A "Risk Factors" of Part I and elsewhere in our Annual Report on Form 10-K for our fiscal year ended December 31, 2023 and December 31, 2022 and may also be described from time to time in our other reports filed with the SEC. You should not rely on our forward-looking statements. The Company does not undertake to update its forward-looking statements.
Conference Call
Rollins will host a conference call on Thursday, February 15, 2024, at 8:30 a.m. Eastern Time to discuss the fourth quarter and full year 2023 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13743546. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$103,825	$95,346
Trade receivables, net	178,214	155,759
Financed receivables, short-term, net	37,025	33,618
Materials and supplies	33,383	29,745
Other current assets	54,192	34,151
Total current assets	406,639	348,619
Equipment and property, net	126,661	128,046
Goodwill	1,070,310	846,704
Intangibles, net	545,734	418,748
Operating lease right-of-use assets	323,390	277,355
Financed receivables, long-term, net	75,909	63,523
Other assets	46,817	39,033
Total assets	$2,595,460	$2,122,028
LIABILITIES
Accounts payable	49,200	42,796
Accrued insurance – current	46,807	39,534
Accrued compensation and related liabilities	114,355	99,251
Unearned revenues	172,380	158,092
Operating lease liabilities – current	92,203	84,543
Current portion of long-term debt	—	15,000
Other current liabilities	101,744	54,568
Total current liabilities	576,689	493,784
Accrued insurance, less current portion	48,060	38,350
Operating lease liabilities, less current portion	233,369	196,888
Long-term debt	490,776	39,898
Other long-term accrued liabilities	90,999	85,911
Total liabilities	1,439,893	854,831
STOCKHOLDERS’ EQUITY
Common stock	484,080	492,448
Retained earnings and other equity	671,487	774,749
Total stockholders’ equity	1,155,567	1,267,197
Total liabilities and stockholders’ equity	$2,595,460	$2,122,028

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
REVENUES
Customer services	$754,086	$661,390	$3,073,278	$2,695,823
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	370,305	327,613	1,469,871	1,308,399
Sales, general and administrative	218,565	190,828	915,233	802,710
Restructuring costs	—	—	5,196	—
Depreciation and amortization	26,143	23,033	99,752	91,326
Total operating expenses	615,013	541,474	2,490,052	2,202,435
OPERATING INCOME	139,073	119,916	583,226	493,388
Interest expense, net	8,258	344	19,055	2,638
Other income, net	(15,860)	(2,997)	(22,086)	(8,167)
CONSOLIDATED INCOME BEFORE INCOME TAXES	146,675	122,569	586,257	498,917
PROVISION FOR INCOME TAXES	37,872	38,300	151,300	130,318
NET INCOME	$108,803	$84,269	$434,957	$368,599
NET INCOME PER SHARE - BASIC AND DILUTED	$0.22	$0.17	$0.89	$0.75
Weighted average shares outstanding - basic	483,922	492,344	489,949	492,300
Weighted average shares outstanding - diluted	484,112	492,457	490,130	492,413
DIVIDENDS PAID PER SHARE	$0.15	$0.13	$0.54	$0.43

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
OPERATING ACTIVITIES
Net income	$108,803	$84,269	$434,957	$368,599
Depreciation and amortization	26,143	23,033	99,752	91,326
Change in working capital and other operating activities	17,879	16,090	(6,343)	6,005
Net cash provided by operating activities	152,825	123,392	528,366	465,930
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(17,542)	(8,770)	(366,854)	(119,188)
Capital expenditures	(11,186)	(7,707)	(32,465)	(30,628)
Other investing activities, net	18,167	5,714	26,424	15,675
Net cash used in investing activities	(10,561)	(10,763)	(372,895)	(134,141)
FINANCING ACTIVITIES
Net debt (repayments) borrowings	(106,000)	(70,000)	438,000	(100,000)
Payment of dividends	(72,543)	(63,982)	(264,348)	(211,618)
Other financing activities, net	(4,620)	(5,750)	(323,072)	(24,399)
Net cash used in financing activities	(183,163)	(139,732)	(149,420)	(336,017)
Effect of exchange rate changes on cash and cash equivalents	2,477	572	2,428	(5,727)
Net (decrease) increase in cash and cash equivalents	$(38,422)	$(26,531)	$8,479	$(9,955)

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
The Company has used the non-GAAP financial measures of organic revenues, organic revenues by type, adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (“EPS”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, Adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin, adjusted incremental EBITDA margin, and free cash flow in this earnings release. Organic revenue is calculated as revenue less the revenue from acquisitions completed within the prior 12 months and excluding the revenue from divested businesses. Adjusted operating income and adjusted operating income margin are calculated by adding back to the GAAP measures those expenses resulting from the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control and restructuring costs related to restructuring and workforce reduction plans. Adjusted EBITDA and adjusted EBITDA margin are calculated by adding back to net income charges for interest, taxes, depreciation and amortization, as well as those expenses resulting from the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control, restructuring costs related to restructuring and workforce reduction plans, and gains on the sale of businesses. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Adjusted net income and adjusted EPS are calculated by adding back those acquisition-related expenses, restructuring costs, and gains on the sale of businesses to the GAAP measures and by further subtracting the tax impact of those expenses and/or gains. Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP.
Management uses adjusted operating income, adjusted operating income margin, adjusted net income, adjusted EPS, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin, and adjusted incremental EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Management also uses organic revenues and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
Set forth below is a reconciliation of the non-GAAP financial measures used in this earnings release with their most comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2023	2022	$	%	2023	2022	$	%
Reconciliation of Operating Income to Adjusted Operating Income and Adjusted Operating Income Margin

Operating income	$139,073	$119,916			$583,226	$493,388
Fox acquisition-related expenses (1)	5,266	—			15,795	—
Restructuring costs (2)	—	—			5,196	—
Adjusted operating income	$144,339	$119,916	24,423	20.4	$604,217	$493,388	110,829	22.5
Revenues	$754,086	$661,390			$3,073,278	$2,695,823
Operating income margin	18.4%	18.1%			19.0%	18.3%
Adjusted operating margin	19.1%	18.1%			19.7%	18.3%

Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS

Net income	$108,803	$84,269			$434,957	$368,599
Fox acquisition-related expenses (1)	5,266	—			15,795	—
Restructuring costs (2)	—	—			5,196	—
Gain on sale of businesses (3)	(15,450)	—			(15,450)	—
Tax impact of adjustments (4)	2,607	—			(1,418)	—
Adjusted net income	$101,226	$84,269	16,957	20.1	$439,080	$368,599	70,481	19.1
EPS - basic and diluted	$0.22	$0.17			$0.89	$0.75
Fox acquisition-related expenses (1)	0.01	—			0.03	—
Restructuring costs (2)	—	—			0.01	—
Gain on sale of businesses (3)	(0.03)	—			(0.03)	—
Tax impact of adjustments (4)	0.01	—			—	—
Adjusted EPS - basic and diluted (5)	$0.21	$0.17	0.04	23.5	$0.90	$0.75	0.15	20.0
Weighted average shares outstanding - basic	483,922	492,344			489,949	492,300
Weighted average shares outstanding - diluted	484,112	492,457			490,130	492,413

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$108,803	$84,269			$434,957	$368,599
Depreciation and amortization	26,143	23,033			99,752	91,326
Interest expense, net	8,258	344			19,055	2,638
Provision for income taxes	37,872	38,300			151,300	130,318
EBITDA	$181,076	$145,946	35,130	24.1	$705,064	$592,881	112,183	18.9
Fox acquisition-related expenses (1)	1,050	—			3,148	—
Restructuring costs (2)	—	—			5,196	—
Gain on sale of businesses (3)	(15,450)	—			(15,450)	—
Adjusted EBITDA	$166,676	$145,946	20,730	14.2	$697,958	$592,881	105,077	17.7
Revenues	$754,086	$661,390	92,696		$3,073,278	$2,695,823	377,455
EBITDA margin	24.0%	22.1%			22.9%	22.0%
Incremental EBITDA margin			37.9%				29.7%
Adjusted EBITDA margin	22.1%	22.1%			22.7%	22.0%
Adjusted incremental EBITDA margin			22.4%				27.8%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Net cash provided by operating activities	$152,825	$123,392			$528,366	$465,930
Capital expenditures	(11,186)	(7,707)			(32,465)	(30,628)
Free cash flow	$141,639	$115,685	25,954	22.4	$495,901	$435,302	60,599	13.9

(1) Consists of expenses resulting from the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Restructuring costs consist of costs primarily related to severance and benefits paid to employees pursuant to restructuring and workforce reduction plans.
(3) Represents the gain on the sale of certain non-core businesses.
(4) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(5) In some cases, the sum of the individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2023	2022 (6)	$	%	2023	2022 (6)	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$754,086	$661,390	92,696	14.0	$3,073,278	$2,695,823	377,455	14.0
Revenues from acquisitions	(45,646)	—	(45,646)	—	(159,919)	—	(159,919)	—
Revenues of divestitures	—	(1,474)	1,474	—	—	(1,474)	1,474	—
Organic revenues	$708,440	$659,916	48,524	7.3	$2,913,359	$2,694,349	219,010	8.2

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$340,469	$289,299	51,170	17.7	$1,409,872	$1,207,089	202,783	16.8
Residential revenues from acquisitions	(38,410)	—	(38,410)	—	(129,476)	—	(129,476)	—
Residential revenues of divestitures	—	(958)	958	—	—	(958)	958	—
Residential organic revenues	$302,059	$288,341	13,718	4.7	$1,280,396	$1,206,131	74,265	6.2

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$256,704	$232,101	24,603	10.6	$1,024,176	$920,625	103,551	11.2
Commercial revenues from acquisitions	(4,417)	—	(4,417)	—	(15,105)	—	(15,105)	—
Commercial revenues of divestitures	—	(516)	516	—	—	(516)	516	—
Commercial organic revenues	$252,287	$231,585	20,702	8.9	$1,009,071	$920,109	88,962	9.7

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$147,868	$130,404	17,464	13.4	$605,533	$535,494	70,039	13.1
Termite and ancillary revenues from acquisitions	(2,819)	—	(2,819)	—	(15,338)	—	(15,338)	—
Termite and ancillary organic revenues	$145,049	$130,404	14,645	11.2	$590,195	$535,494	54,701	10.2
(6) Subsequent to the issuance of the Company's 2022 financial statements, management determined that certain immaterial reclassifications within the product and service offerings were required for the years ended December 31, 2022 and 2021. Revenues classified by significant product and service offerings for the years ended December 31, 2022 and 2021 have been restated from the amounts previously reported to correct the classification of such revenues. There was no impact on our consolidated statements of income, financial position, or cash flows.

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
	2022 (6)	2021 (6)	$	%	2022 (6)	2021 (6)	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$661,390	$600,343	61,047	10.2	$2,695,823	$2,424,300	271,523	11.2
Revenues from acquisitions	(19,743)	—	(19,743)	—	(81,490)	—	(81,490)	—
Organic revenues	$641,647	$600,343	41,304	6.9	$2,614,333	$2,424,300	190,033	7.8

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$289,299	$267,112	22,187	8.3	$1,207,089	$1,099,360	107,729	9.8
Residential revenues from acquisitions	(11,057)	—	(11,057)	—	(46,873)	—	(46,873)	—
Residential organic revenues	$278,242	$267,112	11,130	4.2	$1,160,216	$1,099,360	60,856	5.5

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$232,101	$212,146	19,955	9.4	$920,625	$834,624	86,001	10.3
Commercial revenues from acquisitions	(3,855)	—	(3,855)	—	(13,713)	—	(13,713)	—
Commercial organic revenues	$228,246	$212,146	16,100	7.6	$906,912	$834,624	72,288	8.7

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$130,404	$114,014	16,390	14.4	$535,494	$464,043	71,451	15.4
Termite and ancillary revenues from acquisitions	(4,831)	—	(4,831)	—	(20,904)	—	(20,904)	—
Termite and ancillary organic revenues	$125,573	$114,014	11,559	10.2	$514,590	$464,043	50,547	10.9